UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

ES Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52178	20-4663714
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

68 North Plank Road, Newburgh, New York	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (845) 561-0003

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement

On February 9, 2012, ES Bancshares, Inc. (the “Company”), the parent company of Empire State Bank, Newburgh, New York sold 43,797 shares of its common stock, par value $0.01 per share, at a per share price of $3.00 for total aggregate gross proceeds of $131,391 in a private placement offering (the “Sale”). There were no underwriting discounts or commissions paid in the Sale, and the Sale was made to accredited investors (the “Investors”) through a subscription agreement, attached hereto as Exhibit 10.1.

The offer and sale of the common stock to the Investors was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of, and Regulation D under, the Securities Act.

Item 3.02              Unregistered Sales of Equity Securities

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01              Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.

(b)	Pro Forma Financial Information.	Not Applicable.

(c)	Shell Company Transactions.	Not Applicable.

(d)	Exhibits.

	Exhibit No.:	Description
	10.1	Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ES BANCSHARES, INC.
DATE: February 9, 2012	By:	/s/ Thomas Sperzel
Thomas Sperzel
Chief Financial Officer